Exhibit 99.1

NEWS RELEASE For Immediate Release	For additional information contact: Stephen R. Theroux EVP/COO 603-863-0886

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

REPORTS RESULTS OF ANNUAL SHAREHOLDER’S MEETING

Newport, New Hampshire, May 13, 2005– New Hampshire Thrift Bancshares, Inc. (Nasdaq: “NHTB”), the holding company for Lake Sunapee Bank, fsb, reported the results of its Annual Shareholder’s Meeting held on May 12, 2005.

Leonard R. Cashman, Stephen W. Ensign and Dennis A. Morrow were each approved for a three-year term on the Board of Directors of the Company.

The ratification of the appointment of Shatswell, Macleod & Co., P.C. was approved as independent auditors for the fiscal year ending December 31, 2005.

The amendment to the Certificate of Incorporation of New Hampshire Thrift Bancshares, Inc. to increase the authorized common stock from 5,000,000 to 10,000,000 shares was also approved.

Through its wholly-owned subsidiary Lake Sunapee Bank, fsb, a federal stock savings bank, New Hampshire Thrift Bancshares, Inc. provides financial services to its primary market area of west-central New Hampshire.

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